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                                                                   EXHIBIT 23.04

              CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use in Form SB-2, Registration Statement under the Securities Act of 1933, of eTELCHARGE.com, Inc. of our report dated March 22, 2001, on the financial statements of eTELCHARGE.com, Inc. as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and the period June 7, 1999 (inception) to December 31, 1999 accompanying the financial statements contained in Form SB-2, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in Form SB-2.

                                       /s/ KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
January 23, 2002